SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) March 11th, 2002


                                SPECTRAFAX CORP.
                     --------------------------------------
             (exact name of registrant as specified in its charter)


FLORIDA                                                   59-2412164
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(State or other jurisdiction of              (IRS Employer Identification No.)
incorporation or organization)

501 Goodlette Road B206            Naples, Florida 34102
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(Address of principal executive offices)

Registrant's telephone number, including area code:    (941)643-5060
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

Item 5.  Other events.

Registrant announced the completion of the merger and asset sale.


Item 7  Financial Statements and Exhibits.

(c)      Exhibits.

99.1     Press Release

                                    SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          SPECTRAFAX CORP.
                                          /s/ Thomas J. Conwell
                                          ------------------------
                                          Thomas J. Conwell,
                                          CEO

                     SPECTRAFAX SHAREHOLDERS APPROVE MERGER

     Naples, FL. - March 12, 2002-SpectraFAX (OTC/BB:SRFX) In a special shareholder's meeting to consider the corporate merger of SpectraFax Corporation and Tricomp Inc., it was announced that the shareholders, by an overwhelming majority, approved the merger. Upon completion the merger, the merged entity will operate under the new name, Serefex Corporation. Serefex will continue to use the existing symbol: SRFX:OB.

     After the merger, Serefex Corporation will be comprised of two (2) divisions: Enroll2College, a three-year old software firm whose market consists of institutional and educational computer interlocking software users and Serefex Properties, a commercial real estate management company.

     Enroll2College provides numerous applications for large educational facilities specifically colleges and universities. Enroll2College promotes a seamless, simple and efficient process for class registration. The implemented software also allows for adding or dropping of courses by collegiate students via the Internet or telephone.

     Serefex Properties will have over $6 million of property historically generating over $850,000 of annual net income. Currently, an additional $8 million worth of real estate is under contract to purchase. These properties will also be included in the Serefex Properties.

     The combined revenues, for the post merger Serefex, from all operations for calendar year 2002, are expected to exceed $10 million with net earnings (EBITDA) to exceed $2,000,000. EPS is expected to be between $.01 and $.015 per share and the company expects continued growth.

     Upon closing, Serefex Corporation will appoint Mr. Dave McKinney as interim President until the Board of Directors can convene, and appoint a new President. The new Board of Directors elected at the special meeting are:

        Ms. Barbara Sugerman, Tricomp, Inc., Rockford, IL.
        Mr. William J. Culver, AVNET, Tempe AZ
        Dr. William J. Pearch, Illinois State University, Normal, IL
        Mr. Robert A. Bader, Ziff Davis, New York, NY
        Ms. Pamela Fournier, Ingram Micro, Inc., Williamsville, NY
        Mr. David Staman, Insight Communications, Rockford, IL
        Ms. Jana Leiendecker, Cisco Systems Capital Group, St. Louis, MO


     In the special shareholder's meeting, the shareholders also approved and adopted a resolution authorizing the Asset Purchase Agreement dated as of December 4, 2001, between the SpectraFax Corporation and DataCom Leasing, L.L.C., pursuant to which SpectraFax proposed sell all of the current assets owned by SpectraFax currently leased to DataCom. The Proposed Sale would be the sale of substantially all of the assets of SpectraFax, after which SpectraFax will no longer be in the fax research, fax sales and fax business.

     This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for the company to utilize the "safeharbor" provisions of the Private Securities Litigation Reform act of 1955, you are hereby cautioned, and the Company hereby notes, that these statements may be affected by risk factors affecting the Company generally, as well as those identified in the SpectraFAX Registration Statement on Form 10-SB with the Securities and Exchange Commission, and actual results could differ materially from the forward-looking statements. The Company undertakes no obligations to update or revise any such forward-looking statements.